                                                                   EXHIBIT 10.20


                              LICENSING AGREEMENT

This Licensing Agreement is made and entered into this 6th day of November, 1997, by and between GeoCities, a California corporation having its principal offices at 1918 Main Street, 3rd Floor, Santa Monica, CA 90405-1030 ("GeoCities"), and GeoCities Japan Corporation, a Japanese corporation having its principal offices at 24-1, Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan (hereinafter "GJC").

Whereas, GeoCities has engaged in the business providing certain services through its Internet homepage located in the USA (the "Services");

Whereas, GJC desires to be granted the licenses to modify, use, reproduce and/or sublicense to use certain intellectual properties developed, created and owned by GeoCities for the purpose of localizing and exploiting the Japanese version of the Services in Japanese market;

Whereas, GeoCities is willing to grant such licenses to GJC pursuant to the terms and conditions of this Agreement;

Now, therefore, the parties hereby agree as follows:

1.   Definitions.

(1) The term "Licensed Programs" as used hereunder shall mean computer source code and object code programs developed and owned by GeoCities necessary for operating GeoCities' servers and homepage by or through which the Services (including any upgrade versions thereof) are or will be provided.
(2) The term "Licensed Materials" as used hereunder shall mean the copyrighted materials used by GeoCities for or in connection with the Services (including any upgrade versions thereof), including, without limitation, movies, pictures, languages, stories, music, sounds and any other audio visual materials. The Licensed Programs and the Licensed Materials are hereinafter collectively called as the "Licensed Properties."
(3) The term "Licensed Trademarks" as used hereunder shall mean the trademarks, trade names and/or logo marks owned by GeoCities and specified in Exhibit A, attached hereto.
(4) The term "Japanese Derivatives" as used hereunder shall mean any translation, modification, revision, enhancement, extensions or improvement using the Japanese language and derived from any of the Licensed Properties that are created or developed by GJC under the licenses hereby granted to GJC.
(5) The term "GJC Services" as used hereunder shall mean the Japanese version of the Services (including any upgrade versions thereof) created or developed by GJC under the licenses hereby granted to GJC.
(6) The term "GJC Users" as used hereunder shall mean Internet users to whom GJC provides access to GJC's homepage, by or through which the GJC Services are or will be provided.

2.  Grant of License.

(1) Pursuant to the terms and conditions hereunder, GeoCities hereby grants GJC the exclusive rights to use, copy, reproduce and modify the Licensed Materials for the purposes of or in connection with developing, maintenance, improving, providing, marketing, and/or exploiting the GJC Services.
(2) Pursuant to the terms and conditions hereunder, GeoCities hereby grants GJC the exclusive rights to use, copy, reproduce, modify, display, perform, transmit and distribute the Licensed Materials for the purposes of or in connection with developing, maintenance, improving, providing, marketing, promoting and/or exploiting the GJC Services.
(3) Pursuant to the terms and conditions hereunder, GeoCities hereby grants GJC the exclusive rights to use the Licensed Trademarks for the purposes of or in connection with developing, maintenance, improving, providing, marketing, promoting and/or exploiting the GJC Services.
(4) GJC shall be entitled to sublicense the rights to use any of the Licensed Properties as granted by GeoCities hereunder to the GJC Users in connection with using or utilizing the Services.

3.  Royalty Payment.

(1) In consideration of the licenses granted herein, GJC shall pay to GeoCities three percent (3%) of the total revenue obtained by GJC from the GJC Services (the "Royalties") during the term of this Agreement.
(2) Within thirty (30) days of the end of each calendar quarter (which calendar quarter shall commence on January 1, April 1, July 1 and October 1), GJC shall submit to GeoCities a written statement specifying (i) the amount of the total revenue obtained by GJC from the GJC Services during the preceding calendar quarter and (ii) the Royalties accruing during the preceding calendar quarter, and pay to GeoCities such reported Royalties.
(3) All sums to be paid to GeoCities under this Agreement shall be paid in US Dollar calculated at the exchange rate in effect on the day of the payment and remitted by wire transfer to the bank account designated by GeoCities.
(4) If GJC shall be required to deduct any withholding taxes imposed on any payments owed GeoCities hereunder, GJC may deduct such taxes from the amount owed GeoCities and will furnish GeoCities tax receipts certifying the fact that those withholding taxes have been paid.

4.  Records and Audit.

GJC shall, during the term hereof and a two (2) year period subsequent thereto, keep true books and records containing an accurate and complete record of all data necessary for the computation of the royalties accruing hereunder. GJC further agrees to permit GeoCities, by using independent certified public accountants, upon reasonable notice to GJC and during regular business hours, to inspect such relevant books and records of GJC to such extent as may be reasonably necessary to allow such accountants to determine the accuracy of any part of such computation. If any inspection reveals that GJC has underpaid GeoCities by five percent (5%) or more with respect to any calendar quarter, GJC shall reimburse GeoCities for the cost of such

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

inspection and audit promptly upon demand. GeoCities acknowledges and agrees that any information obtained by GeoCities from such inspection shall be deemed a part of the Confidential Information of GJC as defined in Section 11 hereof.

5.  Copyright and Trademark Notices.

GJC will cause to be noticed conspicuously and legibly on its homepage located on the Internet through which the GJC Services are or will be provided and any advertising or promotional materials in connection therewith (i) copyright notices with respect to the Licensed Properties, (ii) trademark notices with respect to the Licensed Trademarks, and (iii) any further modification of such notices, which notices, including any future modification, shall be affixed in accordance with instructions of GeoCities.

6.  Operation and Promotion.

(1) GeoCities shall provide reasonable assistance to GJC in developing the GJC Services. If GeoCities creates any upgrade version of the Services which materially modify the format or functionality of the Services, GeoCities shall provide GJC with the opportunity to review and test each such upgrade version prior to the public release of such version by GJC.
(2) GJC shall at all times have the sole discretion to set and determine all terms and conditions of the distribution of the GJC Services.
(3) GJC agrees that it shall use its reasonable efforts, during the term of this Agreement, to stimulate the demand for the GJC Services in Japan. GJC shall consider in good faith any suggestions or comments of GeoCities in the content and design of any and all promotional materials concerning the GJC Services.

7.  Representations and Warranties.

(1)  GeoCities represents and warrants solely for the benefit of GJC as follows:
 (a) GeoCities has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder;
 (b) The performance of its obligations under this Agreement shall not be a breach of any separate agreement by which GeoCities is bound;
 (c) Any part of the Licensed Properties or the Licensed Trademarks shall not infringe on any patents or Japanese registered trademarks owned by any third party;
 (d) Any part of the Services shall not constitute a breach of any applicable statutes, laws, ordinances and regulations in the USA; and
 (e) GeoCities shall not, either directly or indirectly, grant any right or license, whether exclusive or non-exclusive, to any person or entity, to use, display, reproduce or permit others to use any of the Licensed Properties or the Licensed Trademarks in electronic or online form in Japan for the purposes of or in connection with developing, maintenance, improving providing, marketing and/or exploiting any services sufficiently similar to the GJC Services.

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

(2)  GJC represents and warrants solely for the benefit of GeoCities as follows:


 (a) GJC has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder.
 (b) The performance of its obligations under this Agreement shall not be a breach of any separate agreement by which GJC is bound; and
 (c) GJC shall advertise, promote or distribute the GJC Services in accordance with any and all applicable statutes, laws, ordinances and regulations in Japan.

8.  Indemnification.

Any party that makes a breach of any of the representations provided in Section 7 above (the "Breaching Party") agrees to indemnify and hold the other party (the "Nonbreaching Party") harmless from and against any and all claims, losses, liabilities, damages, expenses and costs (including any court costs and fees for attorneys) arising from or incurred in connection with a breach made by the Breaching Party of the representations set forth in Section 7 above.

9.  Infringement.

If notified of any claim or action brought against GJC alleging that any part of the Licensed Properties or the Licensed Trademarks infringes any patent, copyright or any other intellectual property right, GeoCities shall defend that action or claim at its expense and shall pay any and all costs and damages awarded against or incurred by GJC in the action or claim, and, prior to GeoCities' assuming the defense of such action or claim, any reasonable legal fees and expenses incurred by GJC in obtaining advice in relation to the action or claim; provided, that GJC will cooperate with GeoCities at no cost to GJC in the defense of the action or claim, and that GeoCities shall have no liability if the action or claim solely results from modification of the Licensed Properties or the Licensed Trademarks by GJC with or without GeoCities' consent to such modification.

10.  Intellectual Property Rights.

(1) GJC acknowledges and agrees that any and all copyrights, patents, trademarks or any other intellectual property rights in and to the Licensed Properties and/or the Licensed Trademarks shall exclusively belong to GeoCities. In the event GeoCities delivers to GJC upon GJC's request any artworks or other materials relating to the Services, GJC agrees that any and all copyrights, patents, trademarks or any other intellectual property rights in and to such artworks and/or other materials shall be exclusively owned by GeoCities. Except as expressly granted by GeoCities hereunder, GJC shall not acquire or retain any title or interest in the Licensed Properties or the Licensed Trademarks.
(2) Copyrights, patents, trademarks or any other intellectual property rights in and to the Japanese Derivatives shall be co-owned by GeoCities and GJC. GeoCities hereby grants GJC the exclusive rights to use, copy, reproduce and distribute the Japanese Derivatives for the purposes of or in connection with developing, maintenance, improving, providing, marketing, promoting and/or exploiting the GJC Services. Except as expressly provided

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

     herein, the parties hereto shall not use any right in the Japanese Derivatives without the prior written consent of the other party.

11.  Confidentiality.

(1) Both parties agree to keep strictly confidential any information disclosed in connection with this Agreement by the other party (the "Disclosing Party") and designated as confidential (the "Confidential Information") and not to disclose the Confidential Information to any third party without the prior written approval of the Disclosing Party. The party receiving the Confidential Information of the Disclosing Party (the "Receiving Party") further agrees not to use or utilize the Disclosing Party's Confidential Information for any purpose other than intended under this Agreement. Both parties hereby agree and acknowledge that any breach of this Section 11 would constitute irreparable harm, and that the Disclosing Party shall be entitled to specific performance or injunctive relief to enforce any of the conditions of this Section 11 in addition to whatever remedies the Disclosing Party may be otherwise entitled to at law or in equity.
(2) The obligations set forth in this Section 11 shall not apply to: (i) any information that now or later becomes part of the public domain through no fault of the Receiving Party; (ii) any information the Disclosing Party discloses to a third party without imposing such obligations concerning confidentiality as set forth herein; (iii) any information that is independently developed by the Receiving Party without any reference to any part of the Disclosing Party's Confidential Information; or (iv) any disclosure of information required by applicable law or court's order, provided that the Receiving Party shall give the Disclosing Party the prior written notice of such requirement or order and cooperate with the Disclosing Party in connection with such disclosure of the Confidential Information.

12.  Term and Termination.

(1) This Agreement shall become effective upon the date stated at the beginning hereof and continue, unless terminated in accordance with the provisions of this Section 12, for a period of twenty (20) years from such date. Both parties agree to negotiate in good faith with respect to the renewal of the term hereof at least six (6) months prior to the expiration of the initial term of this Agreement.
(2) This Agreement shall terminate upon the termination of the Joint Venture Agreement, between GeoCities and SOFTBANK Corporation, a Japanese corporation, provided that such termination does not arise from SOFTBANK Corporation's exercise of its right to terminate the Joint Venture Agreement under Section 12(a) thereof following a default by GeoCities, as more specifically described therein.
(3) Any party (the "Non-failing Party") shall have the right to terminate this Agreement immediately by giving the written notice of such intention to the other party (the "Failing Party") upon occurrence of any of the following events:
  a) The Failing Party shall make an assignment for the benefit of any of its creditors, shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, shall have a receiver or trustee to be appointed for its business or property, or shall be adjudicated to be bankrupt or insolvent; or

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

  b) The Failing Party defaults in compliance with any of the conditions of this Agreement and such default is not cured within thirty (30) days after receipt of the written notice of such default.

13.  Effect of Termination.

(1) At the expiration or termination of this Agreement, GJC shall cease use, copy, reproduction and distribution of the Licensed Properties and shall promptly return to GeoCities any and all materials in its possession and in conjunction with the Licensed Properties or depicting any of the Licensed Trademarks, and GJC shall change its corporate name to eliminate GeoCities therefrom. Any rights and licenses hereby granted to GJC shall promptly reverted to GeoCities upon the expiration or termination hereof.
(2) Upon the expiration or termination of this Agreement, the Receiving Party shall at its cost promptly return to the Disclosing Party any and all documents and materials concerning the Confidential Information under the control of the Receiving Party, or if requested by the Disclosing Party, shall destroy such documents or materials and certify in writing such destruction.

14.  Notices.

Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, upon receipt of a confirmation of receipt, (c) if sent by registered airmail, return receipt requested, postage prepaid, on the sixth business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

     (i)  If to GJC:

     GeoCities Japan Corporation
     24-1, Nihonbashi-Hakozakicho
     Chuo-ku, Tokyo 103, Japan

     Attention:    Mr. Masayoshi Son
                   President and Chief Executive Officer

     Telephone:    (813) 5642-8020
     Facsimile:    (813) 5641-3400

     (ii) If to GeoCities:

     GeoCities
     1918 Main Street Third Floor
     Santa Monica, CA 90405-1030
     USA

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

     Attention:    David Bohnett, President and Chief Executive Officer

     Telephone:    (310) 664-6500, Ext. 201
     Facsimile:    (310) 664-6520

     With a copy to:

     GeoCities
     1918 Main Street, Third Floor
     Santa Monica, CA  90405-1030

     Attention:    Ed Pierce, General Counsel

     Telephone:    (310) 664-6500, Ex. 251
     Facsimile:    (310) 664-6520

Or in each case to such other address or facsimile number as the party may have furnished to the other party in writing.

15.  General Provisions.

(1) No waiver of either party, whether expressed or implied, of any provision of this Agreement, or of any breach or default, shall constitute a continuing waiver of such breach or default of such provision or any other future breach under this Agreement.
(2) If performance of this Agreement is interfered with, for any length of time, by Act of God, war, civil commotion, epidemics or other similar occurrences beyond the reasonable control of the interfered party, neither party shall be liable for non-performance of this Agreement for such length of time.
(3) Neither party shall assign any of its rights or obligations under this Agreement without the other party's prior written consent.
(4) This Agreement shall constitute the entire agreement between the parties hereto relating to the subject matter hereof, and supercedes any and all prior negotiation, representations, warranties, undertakings or agreements, written or oral, between the parties.
(5) This Agreement may be amended, modified or changed only by a written instrument duly executed by the authorized representatives of both parties.
(6) If any provision or any portion thereof shall be held to be void or unenforceable in any jurisdiction, the remaining provisions of this Agreement shall continue in full force and effect.
(7) This Agreement is executed and signed in English, and only such English version shall be deemed and constitute the original copy of this Agreement.
(8) This Agreement shall be governed by and construed in accordance with the laws of Japan.
(9) All disputes between the parties hereto arising directly or indirectly out of this Agreement shall be settled by the parties amicably through good faith discussions upon the written request of either party. In the event that any such dispute cannot be resolved thereby within a period of thirty
     (30) days after such notice has been given, such dispute shall be finally settled by arbitration by three arbitrators. If GeoCities commences such


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

     arbitration, it shall be held in Japan, using the English language, and in accordance with the rules then in effect of the Japan Commercial Arbitration Association.
(10) Headings of the Sections used in this Agreement are inserted for convenience of reference only and shall in no way affect the interpretation hereof.
(11) Sections 7, 8, 9, 10, 11, 13 and 15 of this Agreement shall survive any expiration or termination of this Agreement and remain in full force and effect thereafter.
(12) This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

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

In witness whereof, the parties have caused this Agreement to be duly executed as of the day and year first written above.


GeoCities                               GeoCities Japan Corporation


By:   /s/ David Bohnett                 By:    /s/ Masayoshi Son
     -------------------------------          ---------------------------------

Name:     David Bohnett                 Name:      Masayoshi Son
       -----------------------------           ---------------------------------

Title:    President & CEO               Title:     President
       -----------------------------           --------------------------------

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

                              AMENDMENT AGREEMENT

This Amendment Agreement is made and entered into this 22nd day of January, 1998, by and between GeoCities, a California corporation having its principal offices at 1918 Main Street, 3rd Floor, Santa Monica, CA 90405-1030 ("GeoCities"), and GeoCities Japan Corporation, a Japanese corporation having its principal offices at 24-1, Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan (hereinafter "GJC") for the purpose of amending and modifying the Licensing Agreement executed by GeoCities and GJC and dated November 6th, 1997 (the "Original Agreement").

The parties hereto agree as follows:

1. Except as specifically defined herein, the capitalized terms used hereunder shall have the same meanings as defined in the Original Agreement.

2. The parties agree that the services specified below shall be added to the GJC Services as defined in item (5) of Section 1 of the Original Agreement:
    Publishing books and magazines relating to the Japanese version of GeoCities' Internet homepage that GJC operates for the Japanese market under the license granted by GeoCities pursuant to the terms of the Original Agreement (the "Additional GJC Services").

3. The royalties for the license granted by GeoCities to GJC hereunder concerning the Additional GJC Services (the "Additional Royalties") shall be three percent (3%) of the total revenue obtained by GJC from the Additional GJC Services and paid to GeoCities by GJC in accordance with the payment conditions of the Royalties set forth in the Original Agreement.

4. This Amendment Agreement shall be governed by and construed in accordance with the laws of Japan.

5. This Amendment Agreement shall become effective upon the date first written above and continue until the expiration or termination of the Original Agreement.

6. Except as expressly amended herein, any and all terms and conditions of the Original Agreement shall remain in full force and effect. Any and all conditions which shall apply to the GJC Services and/or Royalties under the Original Agreement shall apply to the Additional GJC Services and/or Additional Royalties respectively unless otherwise agreed upon in writing between the parties hereto.

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

In witness whereof, the parties have caused this Amendment Agreement to be duly executed by their duly authorized representatives as of the date first written above.


GeoCities                                 GeoCities Japan Corporation


By:    /s/ David Bohnett                   By:    /s/ Masayoshi Son
      ----------------------------------         -------------------------------

Name:      David Bohnett                   Name:      Masayoshi Son
      ----------------------------------         -------------------------------

Title:     President & CEO                 Title:     President
      ----------------------------------         -------------------------------

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

                           SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement is made and entered into as of February 2nd, 1998, by and between GeoCities, a California corporation having its principal offices at 1918 Main Street, 3rd Floor, Santa Monica, CA 90405-1030 ("GeoCities"), and GeoCities Japan Corporation, a Japanese corporation having its principal offices at 24-1, Nihonbashi-Hakozakicho, Chuo-ku, Tokyo 103, Japan (hereinafter "GJC") for the purpose of amending and modifying the Licensing Agreement executed by GeoCities and GJC and dated November 6th, 1997, as amended by the Amendment Agreement by GeoCities and GJC dated January 22nd, 1998 (the "Original Agreement").

The parties hereto agree as follows:

1. Except as specifically defined herein, the capitalized terms used hereunder shall have the same meanings as defined in the Original Agreement.

2. The parties agree that the following paragraph shall be added to the Original Agreement as Subparagraph (3) of Section 11 thereof:
    "Notwithstanding the provisions of Subparagraph (1) of Section 11 above, the Receiving Party shall be permitted to disclose the Disclosing Party's Confidential Information to third parties solely on a strict need-to-know basis and solely in the case that such third parties have agreed prior to such disclosure in writing (the "Written Agreement") comply with the same confidential obligations imposed on the Receiving Party under Subparagraphs
    (1) and (2) of Section 11 concerning such Confidential Information. The Receiving Party shall submit the Written Agreement to the Disclosing Party immediately. In the event of a breach made by any of such third parties of such obligations, such breach shall be deemed a fault of the Receiving Party under this Agreement and the Receiving Party shall be responsible for any damage, loss or expenses arising from such third party's breach and incurred by the Disclosing Party."

3. This Second Amendment Agreement shall be governed by and construed in accordance with the laws of Japan.

4. This Second Amendment Agreement shall become effective upon the date first written above and continue until the expiration or termination of the Original Agreement.

5. Except as expressly amended herein, any and all terms and conditions of the Original Agreement shall remain in full force and effect.

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

In witness whereof, the parties have caused this Second Amendment Agreement to be executed by their duly authorized representatives as of the date first written above.


GeoCities                               GeoCities Japan Corporation

By:       /s/ David Bohnett             By:       /s/ Masayoshi Son
       -----------------------------           ---------------------------------

Name:         David Bohnett             Name:         Masayoshi Son
       -----------------------------           ---------------------------------

Title:        CEO                       Title:        President
       -----------------------------           ---------------------------------

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